Asset Purchase Agreement

   This Asset Purchase Agreement (the "Agreement") is made and effective February 20, 2000, by and between CraftClick.com, Inc., a Utah Corporation ("Buyer") and Renee Chase ("Seller").

   Seller operates a community web site specific to the online crafts community under the name Crafter.com (the "Business").

   Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller used in the Business, subject to the terms of this Agreement.

   NOW, THEREFORE, the parties agree as follows:

1. Transfer of Assets. At the Closing, subject to the terms of this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all liens, encumbrances, claims, clouds, charges, equities or imperfections of any nature, all software, databases, contract rights, customer lists, trademarks, trade names, intellectual property, goodwill, materials, supplies, telephone numbers, business records, and other assets owned by Seller and used or useful in the Business and related operations. The assets and properties to be transferred by Seller to Buyer shall include, without limitation those identified in Exhibit A attached hereto.

  2. Conveyance and Transfer Documents. Seller agrees to deliver to Buyer at the Closing such certificates, bills of sale, documents of title and other instruments of conveyance and transfer, in form and content satisfactory to Buyer, as shall be effective to vest in Buyer good and marketable title in and to any property to be sold, assigned, transferred, conveyed and delivered hereunder.

3. Payment of Purchase Price. In exchange for full payment for all of the items purchased from Seller, Buyer shall issue Seller 25,000 shares of its common stock. Such issued shares shall be "restricted securities" and shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

"The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act."

4. Nonassumption of Liabilities. Except as otherwise agreed expressly in writing, Buyer does not and shall not assume or agree to pay any of Seller's or, where applicable, any shareholder's, partner's, or member's, liabilities or obligations of any nature or kind. Seller and, where applicable, any shareholder, partner, or member, shall each remain responsible for their respective debts and obligations.

5. Further Assurances. From time to time after the date of this Agreement, Seller shall give to Buyer, and to Buyer's representatives, auditors and counsel, full access during normal business hours to all of the properties, books, records, tax returns, contracts, licenses, franchises and all of the documents of Seller relating to the Business and shall furnish to Buyer all information with respect to the Business, as Buyer may from time to time reasonably request. Promptly following execution of this Agreement, Seller shall use Seller's best efforts to obtain all consents (if any, including, without limitation, consents of any government or governmental agency) necessary to effect the sale, assignment, transfer, conveyance and delivery contemplated by Section 1 hereof. From time to time after the Closing, at Buyer's request and without further consideration, Seller agrees to execute and deliver at Seller's expense such other instruments of conveyance and transfer and take such other action as Buyer reasonably may require more effectively to sell, assign, transfer, convey, deliver and vest in Buyer, and to put Buyer in possession of, any property to be sold, assigned, transferred, conveyed and delivered hereunder.

6.   Closing.
     A. The issuance of shares, delivery of documents and completion of other items related to the transfer of the Business and the assets purchased by Buyer (the "Closing") shall be held on February 20, 2000, at 5:00 p.m., at Dallas, TX, or on such other date, and at such other time and place, as mutually agreed upon by the parties in writing.
     B.   At the Closing:
       (i) Seller shall execute and deliver to Buyer the instruments of conveyance and transfer called for in Section 2 hereof;
       (ii) Buyer shall deliver to Seller a Board resolution instructing the Buyer's transfer agent to issue the stock called for in
Section 3 above.
     C. In the event that the Closing hereunder shall not be consummated by February 20, 2000 for any reason other than some act, omission or material breach by Buyer, this Agreement shall, at the sole option of Buyer, terminate.

7. Representations and Warranties of Seller. Seller represents and warrants to and covenants with Buyer, and Buyer's successors and assigns (which representations, warranties and covenants shall survive the Closing), as follows:
     A. Seller has full power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby.
     B. This Agreement and Seller's performance of the obligations herein do not constitute the breach or violation of any agreement, covenant, obligation or promise to which Seller is legally bound.
     C. Seller's execution, delivery and performance of this Agreement will not constitute the breach or violation of any agreement, obligation, promise, covenant or court order with respect to any spousal maintenance or child support obligation and that Seller's spouse, if any, does not own any part of the Business and no consent or waiver by any such spouse is required to complete Seller's obligations herein.
     D. Except as otherwise disclosed by Seller in writing, as of the date of this Agreement, the assets and properties of Seller are not, and as of the Closing they will not be, subject to any liens, encumbrances, claims, clouds, charges, equities or imperfections of any nature.
     E. Neither the execution or delivery by Seller of this Agreement or the transactions contemplated hereby will: (i) result in the creation of any lien, security interest, or encumbrance upon any of the assets of Seller; (ii) violate any order, writ, injunction, decree, judgment, law, rule, regulation or ruling of any court or governmental authority applicable to Seller or any of its properties; or (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority.
     F. Seller, and where applicable any shareholder, officer, director, member or partner, are in violation of, or under investigation with respect to, or have been charged with or given notice of, any violation of any applicable law, statute, order, rule, regulation, policy or guideline promulgated or judgment entered, by any federal, state or local court or governmental authority relating to or affecting the Business, Seller or any of Seller's assets.
     G. As of the Closing Date there has not been, any materially adverse change in the financial condition, assets, liabilities, business or property of Seller, or with respect to its employees or customers, and Seller has no knowledge of any fact or contemplated event which may, in the future, cause any such materially adverse change. As of the date of Closing, the business of the Seller has been, and will be, conducted only in the ordinary course.
     H. Copies of all instruments, agreements and other documents which have been delivered or may be delivered to Buyer by Seller pursuant to or in connection with this Agreement are and will be complete and correct as of the date hereof and as of the Closing. Exhibits B and C, attached hereto and made a part hereof, are lists of all contracts, leases, licenses and other agreements relating to the Business. Seller is not in default and has not received any notice of default under any such contract, lease, license or other agreement or under any other obligation relating to the Business.
     I. As of the date hereof there is, and on the Closing Date there will be, no litigation at law or in equity, no proceeding before any commission or other administrative or regulatory authority, and no dispute, claim or controversy (including, without limitation, labor union strikes, elections, arbitrations, grievances, complaints, or administrative actions) pending, or to the knowledge of Seller threatened, against or affecting the business or property of Seller or it right to carry on it business and enter into and consummate the transactions contemplated by this Agreement.
     J. There is no unfair labor practice complaint against Seller pending before the National Labor Relations Board. There is no labor strike dispute, slowdown or stoppage, or any union organizing campaign, pending, or to the best of the knowledge of Seller, threatened against or involving Seller. No labor agreements have been filed with Seller which has had, or may have, a materially adverse effect on Seller's business. No collective bargaining agreement is currently being negotiated with Seller.
     K. Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder fees or similar fees or expenses, and no broker or finder has acted directly or indirectly for Seller in connection with this Agreement or the transactions contemplated hereby.
     L. On the date hereof Seller has, and on the Closing Seller shall have, duly prepared and timely filed all local, state and federal tax returns (including, without limitation, those which relate to FICA, withholding and other payroll taxes) required to be filed by such dates, and paid all taxes, penalties and interest with respect thereto. To the extent that any tax liabilities have accrued but not become payable, the full amounts thereof have been reflected as liabilities or reserved against on the Balance Sheet. After the Closing, Seller shall duly prepare and timely file any and all local, state and federal tax returns which pertain, in whole or in part, to the period on or before the Closing, and pay all taxes, penalties and interest with respect thereto.
     M. On the date hereof, the properties and assets to be transferred under this Agreement are, and on the Closing they will be, in good condition and repair.
     N. Seller shall permit Buyer and its representatives at all reasonable times during business hours and without interfering with the normal conduct of the business of Seller, to examine and have full access to all of the properties, books and records of Seller and to copy such books and records (at Buyer's expense).

8. Representations and Warranties of Buyer. Buyer represents and warrants to and covenants with Seller (which representations and warranties shall survive the Closing) as follows:
     A. Buyer is a Corporation duly organized, validly existing and in good standing under the laws of the State of Utah.
     B. Buyer has full power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby. The execution, delivery and consummation of this Agreement have been duly authorized and approved by such directors of Buyer as required by, and in accordance with, applicable laws and the instruments, agreements and documents controlling Buyer's governance.
     C. As of the date hereof there is, and as of the Closing there will not be litigation at law or in equity, no proceeding before any commission or other administrative or regulatory authority, and no dispute, claim or controversy pending, or to the knowledge of Buyer threatened, against or affecting the right of Buyer to enter into and consummate the transactions contemplated by this Agreement.
  D. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder fees or similar fees or expenses in connection with the transactions contemplated by this Agreement, and no broker or finder has acted on Buyer's behalf.

9.   Indemnification.
     A. Seller indemnifies and holds harmless Buyer against any loss, damage or expense (including, without limitation, taxes, penalties, interest and reasonable attorney's fees) asserted against or suffered by Buyer arising out of or resulting from (i) any breach of this Agreement by Seller; (ii) any inaccuracy in the representations, warranties, and covenants made by Seller in this Agreement, or in any certificate, schedule, exhibit or written instrument delivered or to be delivered under this Agreement; and (iii) any liability, obligation, demand, claim, action, or judgment, known or unknown, which may already have arisen or which may hereafter arise, by reason of or in connection with the operation of Seller's business prior to the Closing.
     B. (i) Buyer shall promptly notify Seller of any claim or demand which Buyer determines has given or could give rise to a right of indemnification under this Agreement. Unless Seller give Buyer written notice that either contests Buyer's right to indemnification for a claim or demand within thirty (30) days of the date Buyer notifies them of such a claim or demand, Seller shall be deemed to have acknowledged Buyer's right to indemnification for such claim or demand pursuant to the provisions of this Agreement.
  (ii) If any claim or demand relates to a claim or demand asserted by a third party against Buyer, Seller shall have the duty, at Seller's expense, to defend any such claim or demand. Buyer shall make available to Seller and Seller's representatives all records and other materials reasonably required by them for their use in contesting any such claim or demand. Buyer shall have the right, but not the obligation, to employ separate counsel, and to participate with Seller in the defense of any such claim or demand, but the fees and expenses of such separate counsel shall be paid by Buyer. In not event shall Buyer be obligated to defend any such claim or demand.

10. Conditions Precedent to the Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the following conditions precedent:
     A. The representations, warranties and covenants made by Seller herein to Buyer shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations, warranties and covenants had been made on and as of date of the Closing, and Seller shall have performed and complied with all agreements, covenants and conditions on their part required to be performed and complied with on or prior to the Closing.
     B. The assets to be purchased by Buyer and the Business shall not have been adversely affected in any material way (whether or not covered by insurance) as a result of any fire, casualty, act of God or other force majeure or any labor dispute or disturbances.

11. Conditions Precedent to the Obligations of Seller. The obligations of Seller shall be subject to the condition precedent that all warranties, representations, and covenants made by Buyer to Seller in this Agreement shall be true and correct in all material respects on and as of the Closing with the same effect as if such warranties, representations, and covenants had been made on and as of the date of the Closing, and Buyer shall have performed or complied with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing.

12.  Covenants of Seller.  Seller covenants with Buyer as follows:
          During the two year period from and after the Closing, Seller shall not directly or indirectly, or as a partner, shareholder, employee, manager or otherwise, own, manage, operate, control, be employed by, participate in, or otherwise be connected with any other business the same as or similar to the Business. In the event any of the provisions of this Section shall be determined to be invalid by reason of their scope or duration, this Section shall be deemed modified to such extent as required to cure the invalidity. In the event of a breach, or a threatened breach, of this covenant, Buyer shall be entitled to obtain an injunction restraining the commencement or continuance or the breach, as well as to any other legal or equitable remedies permitted by law.

13. Consulting Agreement. At the Closing, Buyer and Seller (or a principal of Seller) shall enter into a Consulting Agreement in the form and with the content of the Consulting Agreement attach as Exhibit B.

14.  Notices.
Any notice under this Agreement shall be effectively given upon deposit in the United States mail, postage prepaid, or by recognized overnight delivery service, and addressed as follows (or at such change of address given by one party to the other in writing after the date hereof):

  If to Buyer:  CraftClick.com, Inc., 432 Culver Blvd., Playa Del
  Rey, CA 90293

  If to Seller:  Renee Chase, 3410 Black Champ Road, Midlopthian, TX
  76065

15.  Final Agreement.
This Agreement represents the full agreement between the parties and supersedes any and all prior negotiations and understandings between them. This Agreement may not be modified or amended except by a written instrument executed by all of the parties.

16.  Governing Law.
This Agreement shall be governed by and construed according to the laws of the State of Utah.

17.  Force Majeure.
Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-conforming party.

18.  No Assignment.
The parties agree that neither party may assign or transfer any rights and obligations under this Agreement, directly or indirectly except upon the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

19.  Severability.
If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect.

20.  Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

21.  Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CraftClick.com, Inc.



By: /s/Peter A. Yollin          /s/Renee Chase
Peter A. Yollin                 Renee Chase
Chief Executive Officer

                           EXHIBIT A
                        Seller's Assets

All software relating to the Business, including but not limited to operating and application software.

All domain names registered to the Business, including but not limited to Crafter.com.

All e-mail lists and registered member information.

Complete access including passwords to the Business web site.

Any information that is stored in the databases of the Business.

Interwest Transfer Co.
1981 East Murray-Holladay Rd.
P. O. Box 17136
Salt Lake City, Utah  84117

Craftclick.com, Inc.
432 Culver Blvd.
Playa Del Rey, California 90393

Re: Sale of assets of Crafter.com in exchange for shares of Craftclick.com, Inc., a Utah corporation ("Craftclick or "the Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Asset Purchase Agreement (the "Agreement") between the undersigned I acknowledge that I have approved this sale and exchange; that I am aware of all of the terms and conditions of the Agreement; that I have received and personally reviewed a copy of any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and the Company's Annual and Quarterly and Current Reports filed with the Securities and Exchange Commission for the past twelve months which can be reviewed in the Edgar Archives at www.sec.gov. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission; and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis. I hereby compromise and waive any claims I have or may have against TCS under any federal or state securities laws, rules or regulations or otherwise, or for any other reason whatsoever.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accounting firm for Craftclick is Mantyla, McReynolds & Assoc., 5872 South 900 East, #250, Salt Lake City, Utah 84121; Telephone: (801) 269-1818; and that legal counsel for Craftclick is Leonard W. Burningham, Esq., 455 East 5th South, Suite 205, Salt Lake City, Utah 84111, Telephone #801-363-7411.

          I also understand that I must bear the economic risk of ownership of any of the Craftclick shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided for use by Craftclick as they are made to induce you to issue me the shares of Craftclick under the Agreement, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered shares" and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

        8. I also understand that without approval of counsel for Craftclick, all shares of Craftclick to be issued and delivered to me shall be represented by one stock certificate only and which such stock certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

        The shares of stock represented by this
        certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

        Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Craftclick will attempt to accommodate any stockholders' request where Craftclick views the request is made for valid business or personal reasons so long as in the sole discretion of Craftclick, the granting of the request will not facilitate a "public" distribution of unregistered shares of common voting stock of Craftclick.

        You are requested and instructed to issue a stock certificate as follows, to-wit:

        Renee Chase     12,500
        (Name(s) and Number of Shares)

        3410 Black Champ Rd.
        (Address)

        Midlothian, TX 76065
        (City, State and Zip Code)

        If joint tenancy with full rights of
        survivorship is desired, put the initials JTRS after your names.

        Dated this 20th day of February, 2000.

                            Very truly yours,



        /s/Renee Chase

       You are requested and instructed to issue a stock certificate as follows, to-wit:

       Will Simpson     12,500
       (Name(s) and Number of Shares)

       13113 Bennington Lane
       (Address)

            Austin, Texas 78753
       (City, State and Zip Code)

       If joint tenancy with full rights of
       survivorship is desired, put the initials JTRS after your names.

       Dated this 20th day of February, 2000.

                           Very truly yours,



       /s/Will Simpson

                       EMPLOYMENT AGREEMENT

This Employee Employment Agreement ("Agreement") is made and effective this 16th day of February, 2000, by and between CraftClick.com, Inc. ("CraftClick") and Renee Chase ("Employee").

NOW, THEREFORE, the parties hereto agree as follows:

1.  Employment.

CraftClick hereby agrees to initially employ Employee as Web Site Manger, Arts & Craft Expert, and Content Advisor for its Crafter.com business located in Midlothian, TX, and Employee hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular
employees of CraftClick.   In the event of any conflict or ambiguity between
the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control. Appointment of Employee to another position, regardless of whether such position is inferior to Employee's initial position, shall not be a breach of this Agreement.


2.  Duties of Employee.

The duties of Employee shall include the performance of all of the duties typical of the position held by Employee as described in the bylaws of CraftClick and such other duties and projects as may be assigned by a superior employee, officer of CraftClick, if any, or the board of directors of CraftClick. Employee shall devote her entire productive time, ability and attention to the business of CraftClick and shall perform all duties in a professional, ethical and businesslike manner. Employee will not, during the term of this Agreement, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor, or in any other capacity, either with or without compensation, without the prior written consent of CraftClick.


3.  Compensation.

A. Employee will be paid a base salary of $28,000 (Dollars Twenty Eight Thousand) per year, payable in installments according to CraftClick's regular payroll schedule. The base salary shall be reviewed thereafter in accordance with CraftClick's compensation review policies prevailing at that time.

B. Upon the completion of the Company's stock option plan, Employee will receive options to purchase Fifty Thousand (50,000) shares of the company's common stock at a cost of One Dollar ($1.00) per share. Said shares to vest quarterly over a four (4) year period in equal installments.

4.  Benefits.

A. Holidays. Employee will be entitled to at least eight (8) paid holidays each calendar year and two (2) personal days. CraftClick will notify Employee on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of CraftClick. Such holidays must be taken during the calendar year and cannot be carried forward into the next year. Employee is not entitled to any personal holidays during the first six months of employment.

B. Vacation. Following the first six months of employment, Employee shall be entitled to ten (10) paid vacation days each year to be accrued on a monthly basis.

C. Sick Leave. Employee shall be entitled to sick leave and emergency leave according to the regular policies and procedures of CraftClick. Sick leave shall be accrued on a monthly basis. Additional sick leave or emergency leave over and above paid leave provided by CraftClick, if any, shall be unpaid and shall be granted at the discretion of the Employee's supervisor.

D. Expense Reimbursement. Employee shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Employee in the performance of Employee's duties. Employee will maintain records and written receipts as required by CraftClick policy and reasonably requested by the board of directors to substantiate such expenses.

5.  Term and Termination.

Sections 6, 7, 8, 9, 12, 15, and 16 shall survive any termination.

A. Probationary period: CraftClick subscribes to a policy of a 60 day probationary period for all new employees. During this period, employee performance will be continually evaluated. At CraftClick's discretion, this agreement may be terminated at any time during the Probationary Period. In the event of termination, Employee will only be eligible for payment of salaries due up to the date of termination.

B. The Initial Term of this Agreement shall commence on February 16, 2000 and it shall continue in effect for a period of One (1) year. Thereafter, the Agreement shall be renewed upon the mutual agreement of Employee and Company. This Agreement and Employee's employment may be terminated at Company's discretion during the Initial Term, provided that Company shall provide two
(2) weeks written notice of termination, or payment in lieu thereof. In the event of such termination, Employee shall not be entitled to any incentive salary payment or any other compensation then in effect, prorated or otherwise.

C. This Agreement may be terminated by Employee at Employee's discretion by providing at least two (2) weeks prior written notice to CraftClick. In the event of termination by Employee pursuant to this subsection, CraftClick may immediately relieve Employee of all duties and immediately terminate this Agreement, provided that CraftClick shall pay Employee at the then applicable base salary rate to the termination date included in Employee's original termination notice.

D. In the event that Employee is in breach of any material obligation owed CraftClick in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of CraftClick, or is convicted of any criminal act or engages in any act of moral turpitude, then CraftClick may terminate this Agreement upon five (5) days notice to Employee. In event of termination of the agreement pursuant to this subsection, Employee shall be paid only at the then applicable base salary rate up to and including the date of termination. Employee shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

E. In the event CraftClick is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and CraftClick agrees to use its best efforts to ensure that the transferee or surviving CraftClick is bound by the provisions of this Agreement.


6.  Rights to Innovations

The term "Innovations" shall mean all Program Code (including source code and object code), documentation, reports, processes, procedures, improvements, inventions, discoveries, concepts, know-how, ideas, designs, methods, methodologies, developments, drawings, notes and similar or related material and information, whether or not patentable or copyrightable, authored, made, conceived or worked on by Employee, either solely or jointly with others, which result from or relate to the employment of the Employee by the Company, including, without limitation, any intellectual property right represented by or embodied in the Innovations, Program Code, or Documentation, relating to or potentially useful in the business of Company. All innovations conceived and prepared under this Employment Agreement shall be deemed to be made in the course of employment and shall belong solely and exclusively to the Company.

7.  Non-Disclosure of Confidential Information

Employee agrees to keep confidential and not to use, copy or disclose, directly or indirectly, to any third party any Confidential Information, without the prior written consent by the President of the Company. Employee shall use Confidential Information solely in connection with the performance of the Services hereunder. Employee agrees that all Confidential Information shall be and remain the property of Company.


8.  Confidentiality

Employee acknowledges that she may through this Agreement come into contact with or become aware of Confidential Information of the Comapny. Such information may include and not be limited to, data, formulas, employee information, financial information, strategic plans, patterns, compilations,
programs, devices, methods, techniques, or processes.   Employee agrees to
maintain such information as strictly confidential and shall not disclose or utilize such information in any manner whatsoever except in the normal course of and during performance of this Agreement. These obligations of confidence and on-use do not apply to information already available to the public at the time of disclosure; to information which hereafter becomes generally available to the public through no fault of the applicable party; to information which is acquired from a third party having no obligation of confidence to the party whose confidential information is at issue; or to information previously known to the other party as evidence by its existing written records. The obligation of confidence does not apply to information required to be disclosed by law, provided, however, that the disclosing party shall notify the other party promptly at any time it believes it is legally required to disclose confidential information and shall not disclose such confidential information until the other party has the opportunity to oppose such disclosure or obtain an acceptable protective order.


9.  Non-Compete

Employee shall NOT during the term of this Agreement for a period of one (1) year after termination, directly or indirectly:

A. Solicit, induce, entice or attempt to entice any customer of Company to terminate its business relationship with Company;

B. Solicit, induce, entice or attempt any other employee of Company to terminate his/her employment with Company.


10.  Notices.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

    If to CraftClick:
        CraftClick
        432 Culver Blvd.
        Playa Del Rey, CA 90293

    If to Employee:
        Renee Chase
        3410 Black Champ Road
        Midlothian, TX 76065

11.  Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.


12.  Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the state of California.

13.  Headings.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

14.  No Assignment.

Neither this Agreement nor any or interest in this Agreement may be assigned by Employee without the prior express written approval of CraftClick, which may be withheld by CraftClick at CraftClick's absolute discretion.

15.  Severability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

16.  Arbitration.

The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Los Angeles, California, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CraftClick.com, Inc.


/s/Peter A. Yollin                        /s/ Renee Chase
__________________________________      __________________________________
Peter A. Yollin, CEO                         Employee   Renee Chase